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                                                                     EXHIBIT 4.3

                              CERTIFICATE OF TRUST
                                       OF
                             VISTEON CAPITAL TRUST I

            THIS CERTIFICATE OF TRUST OF VISTEON CAPITAL TRUST I (the "Trust") is being duly executed and filed by Bank One Delaware, Inc., a Delaware corporation, Bank One Trust Company, N.A., a national banking association, and Mary Winston, an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

            1. NAME. The name of the business trust formed hereby is Visteon Capital Trust I.

            2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Bank One Delaware, Inc., Three Christina Centre, 201 N. Walnut Street, Wilmington, DE 19801.

            3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned have executed, in one or more counterparts, this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                         BANK ONE DELAWARE, INC.,
                                             as Trustee

                                         By:/s/ Sandra L. Caruba
                                             Name:  Sandra L. Caruba
                                             Title: Vice President


                                         BANK ONE TRUST COMPANY, N.A.,
                                             as Trustee

                                         By:/s/ Sandra L. Caruba
                                             Name:  Sandra L. Caruba
                                             Title: Vice President

                                         /s/ Mary Winston
                                         MARY WINSTON, as Trustee